Exhibit 99.1

Mitesco Continues Key Initiatives, Updates

March 7, 2024 – Vero Beach, Florida -- Mitesco, Inc. (OTC:MITI, “the Company”, www.mitescoinc.com ) today provided the following update to its shareholders from recently appointed Chairman and CEO Mack Leath.

“We are making progress in our key initiatives, including full compliance with our reporting requirements, evaluating our capital structure, and reviewing various acquisition candidates.

1.

Regarding our compliance activities, we are well into the work effort to complete our Annual Report on Form 10k. Our accounting support team is reviewing the records required, and we are applying new resources. We have engaged Accell Group (http://www.theaccellgroup.com/ ) to become our auditor effective immediately. They are fully PCOAB qualified and support a number of similarly situated companies and investment funds.

2.

Our institutional investors continue to support our needs with funding through simple, 12-month notes. We are working to consider changes to our capital structure aimed at supporting the needs of all investors, and there is much work ahead before we can finalize an approach that may allow a return to historical investors and new participants as we move forward. In support of our common stock shareholders, we have a) terminated a prior approved stock option program, b) cancelled a prior approved reverse stock split, and c) adjusted the restricted stock dividends paid to our Series X Preferred shareholders in order to reduce the dividend shares, retroactive to July 2023.

As we move forward, we are making it a priority to protect the interests of our common stockholders, over 7,000 in total. As the stock regains its trading volume many of those holders may see an opportunity to increase their holdings and drive their cost basis down, allowing for a greater potential return going forward.

3.

Our acquisition efforts include the recruitment of a new Advisory Board, comprising individuals with specific subject matter expertise who may assist us in finding and evaluating qualified companies. We are considering both private and publicly held entities, using our holding company structure to grow those businesses, with a view toward a distribution of dividends to shareholders in the form of shares of those businesses when and if a spin-out becomes advantageous. We are currently casting a wide net, looking at technology, service, and product business candidates. This focus will sharpen in the second quarter, after we complete our capital structure evaluation and file our Annual Report for the year ended December 31, 2023.

All of us on the Board appreciate your continued interest and support. As shareholders and investors, we intend to make decisions that reflect the best interest of all participants.”

About Mitesco, Inc.

Mitesco ( www.mitescoinc.com ) is seeking to build a growth-oriented company, providing products, services and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has experience in both start-ups and turnarounds intent on building successful growth situations and using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers' expectations are exceeded, the business’ performance may do so as well.

Contact:
Mitesco Investor Relations
Jimmy Caplan
jimmycaplan@me.com
512.329.9505

Mitesco Media Relations
Rick Eisenberg
eiscom@msn.com
917-691-8934

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.